Exhibit 23(b)



                        CONSENT OF INDEPENDENT
                     CERTIFIED PUBLIC ACCOUNTANTS



Omnicare, Inc.
Cincinnati, Ohio


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 29, 1994, relating to the combined financial statements of Evergreen Pharmaceutical, Inc. and Evergreen Pharmaceutical East, Inc. for the three years in the period ended December 31, 1993 appearing in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1994.

We also consent to the reference to us under the caption
"Experts" in the Propectus.



/s/ BDO Seidman, LLP

Seattle, Washington
January 31, 1996